UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2026
DAUCH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313)	758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DCH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2026, the board of directors of Dauch Corporation ("Dauch") appointed Nathan R. Iles as Senior Vice President of Finance, effective November 2, 2026. Following an onboarding period and transition of responsibilities, Mr. Iles will succeed Christopher May as Chief Financial Officer on December 1, 2026. Mr. Iles, age 50, has served as Chief Financial Officer of Standard Motor Products (NYSE: SMP), a global light-duty and heavy-duty automotive supplier, since 2019. Prior to that role, he held the position of Vice President and Chief Financial Officer at UCI International Holdings, a global light and heavy-duty automotive supplier, from 2016 to 2019. Mr. Iles began his career providing audit and assurance services for both public and private companies at Ernst & Young.

Dauch and Mr. Iles entered into an offer letter, dated October 7, 2026 (the "Iles Offer Letter"), pursuant to which Mr. Iles will serve as Dauch's Senior Vice President of Finance beginning on November 2, 2026. Mr. Iles’ annual base salary will be $650,000. He will be entitled to participate in Dauch’s annual bonus program with an annual target bonus opportunity of 100% of his base salary and a target long-term incentive opportunity of 200% of base salary, subject to standard three-year vesting provisions.

In connection with the appointment to his new position, Mr. Iles was also granted (i) a performance equity incentive award with a target amount of 90,909 Dauch shares under the Dauch Corporation 2026 Inducement Omnibus Equity Incentive Plan, which are to be issued on or around November 2, 2026, (ii) restricted stock units with a target value of $500,000, subject to a one-year vesting period, which are to be issued on or around November 2, 2026, and (iii) a cash bonus of $375,000, payable in March 2027.

Mr. Iles does not have any family relationships with any of Dauch's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Mr. Iles or any other person pursuant to which Mr. Iles was selected as Senior Vice President of Finance.

The foregoing description of the Iles Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement. Dauch intends to file a copy of the Iles Offer Letter as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2026.

Concurrently, on December 1, 2026, Mr. May will transition into the role of Executive Vice President & Chief Administrative Officer. In this position, he will retain responsibility for the company’s Information Technology organization and assume executive oversight of the Human Resources organization.

Reflecting this realignment, Terri Kemp, who currently serves as Senior Vice President, Chief of Staff and HR, will retain the vital role of Senior Vice President, Chief of Staff, shifting her full focus toward achieving corporate initiatives and organizational alignment until her retirement at the end of 2026.

SECTION 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On October 12, 2026, Dauch issued a press release regarding Mr. Iles' appointment and Dauch's financial leadership succession plan, a copy of which is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release announcing Financial Leadership Succession Plan and Executive Realignment.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAUCH CORPORATION
Date:	October 13, 2026	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
General Counsel & Secretary